Exhibit 99.1

Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028-4130
303.673.5020

NEWS RELEASE

Contact:	Joe Fuentes	Dana Johnson
	Manager, Global Public Relations	Investor Relations
	303.661.2523	303.661.2676
	joe_fuentes@storagetek.com	dana_johnson@storagetek.com

STORAGETEK ANNOUNCES FIRST QUARTER REVENUE AND EPS NUMBERS

LOUISVILLE, Colo. – Monday, April 25, 2005 – StorageTek® (Storage Technology Corporation, NYSE: STK), today announced first quarter 2005 net income of $23.4 million, or $0.22 diluted earnings per share. These amounts compare to net income of $23.3 million, or $0.21 diluted earnings per share, for the first quarter of 2004. Revenue for the first quarter of 2005 was $499.3 million compared to $515.1 million for the first quarter of 2004.

“While we grew our profits on a year-over-year basis, this was not the quarter that we had expected to deliver,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “However, as we enter the second quarter, our backlog and pipeline of business have improved and we anticipate delivering better results for the remainder of 2005.”

Tape automation products continue to show strong growth as evidenced by the 70 percent year-over-year increase in sales. “We are pleased to see that our SL8500 high-end library and the SL500 mid-range library are gaining widespread market acceptance. Customers are coming to truly value our automated tape solutions as the preferred choice for data protection and archiving,” continued Martin.

Financial highlights for the first quarter include a cash and investment balance of $1.15 billion, cash flow from operations of approximately $52 million, and share repurchases of approximately $57 million. “The balance sheet and financial strength of StorageTek continue to remain solid,” said Robert S. Kocol, StorageTek's chief financial officer. “We will continue to focus on operational disciplines in order to drive continuous improvement in our business.”

StorageTek will conduct the first quarter 2005 financial results conference call today at 5 p.m. EDT. Media and analysts may join StorageTek for a live audio Web cast at http://storagetek.shareholder.com/medialist.cfm. Media and analysts who prefer to join via telephone line may dial 1-800-818-5264 at least 5 minutes prior to the start of the conference call. International participants should dial +1-913-981-4910.

A replay of the conference call will be available on the Web and can be accessed through the StorageTek Web site. The replay will also be available via telephone beginning at 8 p.m. EDT today and run through midnight EDT April 30, by dialing 1-888-203-1112. If calling internationally, dial +1-719-457-0820. Both the domestic and international replay call-in numbers require pass code 4255206.

This press release contains certain statements, projections and forecasts regarding StorageTek’s future business plans, financial results, products and performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause the company’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

About StorageTek

StorageTek is a $2.2 billion global company that enables businesses, through its information lifecycle management strategy, to align the cost of storage with the value of information. The company’s innovative storage solutions manage the complexity and growth of information, lower costs, improve efficiency and protect investments. For more information, see www.storagetek.com, or call 1.800.786.7835.

TRADEMARKS: StorageTek and the StorageTek logo are registered trademarks of Storage Technology Corporation. Other names mentioned may be trademarks of Storage Technology Corporation or other vendors/manufacturers.

STORAGE TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Quarter Ended
	04/01/05	03/26/04
Revenue
Storage products	$266,202	$294,606
Gross profit margin	51%	49%

Storage services	233,054	220,466
Gross profit margin	43%	42%

Total revenue	499,256	515,072

Cost of revenue	264,680	276,869

Gross profit	234,576	238,203
Gross profit margin	47%	46%

Research and development costs	47,371	48,502
Selling, general, and administrative expense	164,645	162,685

Operating profit	22,560	27,016

Interest income	7,176	3,181
Interest expense	(219)	(377)

Income before income taxes	29,517	29,820

Provision for income taxes	(6,092)	(6,471)

Net income	$23,425	$23,349

EARNINGS PER COMMON SHARE
Earnings per share:
Basic	$0.22	$0.21

Diluted	$0.22	$0.21

Weighted average shares:
Basic	106,070	110,551

Diluted	108,532	113,353

SUPPLEMENTAL FINANCIAL DATA – STORAGE PRODUCTS REVENUE

Tape products	$211,898	$223,089
Disk products	32,491	44,218
Network products	12,798	17,014
Other	9,015	10,285

Total storage products	$266,202	$294,606

STORAGE TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	04/01/05	12/31/04
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,000,403	$853,410
Short-term investments	105,117	281,028
Accounts receivable	432,027	519,273
Inventories	134,369	123,459
Deferred income tax assets	166,840	174,253
Other current assets	4,425	1,062

Total current assets	1,843,181	1,952,485

Long-term investments	45,591	48,408
Property, plant, and equipment	180,720	177,371
Spare parts for maintenance	50,309	49,048
Deferred income tax assets	46,475	46,569
Other assets	142,170	133,960

Total assets	$2,308,446	$2,407,841

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,318	$1,551
Accounts payable	105,950	121,019
Accrued liabilities	486,106	533,839
Income taxes payable	231,617	239,253
Other current liabilities	22,715	59,365

Total current liabilities	847,706	955,027

Long-term debt	10,263	11,006

Total liabilities	857,969	966,033

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value	11,462	11,288
Capital in excess of par value	1,065,479	1,019,101
Retained earnings	623,520	600,095
Accumulated other comprehensive loss	(27,374)	(38,772)
Treasury stock	(190,718)	(134,148)
Unearned compensation	(31,892)	(15,756)

Total stockholders’ equity	1,450,477	1,441,808

Total liabilities and stockholders’ equity	$2,308,446	$2,407,841

STORAGE TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Thousands)

	Quarter Ended
	04/01/05	03/26/04
OPERATING ACTIVITIES
Cash received from customers	$576,374	$569,589
Cash paid to suppliers and employees	(521,580)	(493,952)
Interest received	5,859	2,634
Interest paid	(194)	(307)
Income taxes paid	(8,609)	(7,516)

Net cash provided by operating activities	51,850	70,448

INVESTING ACTIVITIES
Purchases of investments	(27,050)	(151,700)
Proceeds from sale of investments	205,460	125,665
Purchases of property, plant, and equipment	(19,704)	(14,738)
Proceeds from sale of property, plant, and equipment	46	11
Other assets	(4,207)	(25,602)

Net cash provided by (used in) investing activities	154,545	(66,364)

FINANCING ACTIVITIES
Repurchases of common stock	(56,570)	(29,190)
Proceeds from employee stock plans	23,915	27,788
Proceeds from other debt	647	416
Repayments of other debt	(978)	(491)

Net cash used in financing activities	(32,986)	(1,477)

Effect of exchange rate changes in cash	(26,416)	(16,265)

Increase (decrease) in cash and cash equivalents	146,993	(13,658)
Cash and cash equivalents - beginning of the period	853,410	727,354

Cash and cash equivalents - end of the period	$1,000,403	$713,696

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

Net income	$23,425	$23,349
Depreciation and amortization expense	18,400	20,117
Inventory writedowns	4,814	2,862
Translation loss	8,028	8,981
Other non-cash adjustments to income	25,597	29,120
(Increase) decrease in assets:
Accounts receivable	77,118	54,517
Inventories	(12,445)	7,144
Other current assets	(8,975)	2,449
Spare parts	(6,589)	(6,032)
Deferred income tax assets	195	(384)
Increase (decrease) in liabilities:
Accounts payable	(14,100)	(27,191)
Accrued liabilities	(37,925)	(11,297)
Other current liabilities	(17,865)	(25,326)
Income taxes payable	(7,828)	(7,861)

Net cash provided by operating activities	$51,850	$70,448